Exhibit 99.1

LAZYDAYS APPOINTS ROBERT DEVINCENZI AS CHAIRMAN OF THE BOARD

Christopher Shackelton to Step Down as a Director Following Six Years of Board Leadership

TAMPA, Fla., June 10, 2024 — Lazydays Holdings, Inc. (NasdaqCM: GORV) (“Lazydays”) today announced that lead independent director and former interim-CEO Robert DeVincenzi has been appointed Chairman of the Board of the Directors (the “Board”), effective June 9, 2024. Mr. DeVincenzi succeeds Christopher Shackelton, Managing Partner of Coliseum Capital Management LLC (“Coliseum”), who has made the decision to step down as a director. Following these changes, the Board will be comprised of seven directors, six of whom are independent.

“I am honored to be named Board Chairman at this pivotal time for Lazydays,” said Mr. DeVincenzi. “Lazydays has grown into one of the largest RV dealers in the country, with an iconic brand that we believe is synonymous with premium customer service and strong partnerships with leading OEMs. I look forward to continuing to work closely with my fellow directors to advise John North and other members of management on the execution of their strategic plan designed to harness the power and scale of the Lazydays platform, drive operational excellence, and create sustainable value for shareholders.”

Mr. DeVincenzi added, “On behalf of the Board, I would like to extend our gratitude to Chris for his dedicated service to Lazydays over the past six years. He and Coliseum have acted as thoughtful and strategic partners to the business, and thanks in large part to their support and guidance, Lazydays has established a strong foundation upon which to build.”

Mr. Shackelton concluded, “Robert is an experienced executive and director with a thorough understanding of the opportunities and challenges facing Lazydays today. As Lazydays’ largest shareholder, Coliseum remains a supportive partner of John, the entire Board and the management team as they navigate the current economic environment and position the business for long-term success.”

Mr. DeVincenzi was appointed to the Board as lead independent director in October 2021, and served as Interim CEO of Lazydays from January 2022 to September 2022. Mr. DeVincenzi currently serves as non-executive Chairman of the Board of Directors of Universal Technical Institute (NYSE: UTI), a nationwide provider of technical education and training, and is a principal partner in Lupine Venture Group, a business advisory firm that provides strategic consulting and corporate development advisory services. Earlier in his career, Mr. DeVincenzi served as a director as well as President and CEO of Redflex Holdings Limited (ASX: RDF) and director, President and CEO of Lasercard Corporation (Nasdaq: LCRD). He received a Master of Arts degree from Gonzaga University in Organizational Leadership and a Bachelor of Science degree in Business Administration from California State University, San Luis Obispo.

About Lazydays

Lazydays has been a prominent player in the RV industry since our inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Our commitment to excellence has led to enduring relationships with RVers and their families who rely on us for all of their RV needs.

With a strategic approach to rapid expansion, we are growing our network through both acquisitions and new builds. Our wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you’re a seasoned RVer or just starting your adventure, our dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker “GORV.”

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding its goals, plans, projections and guidance regarding its financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding the execution of management’s strategic plan and the Board and management positioning the business for long-term success.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and its actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally); changes in customer demand; the Company’s relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers; risks associated with the Company’s indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms); acts of God or other incidents which may adversely impact the Company’s operations and financial performance; government regulations; legislation; and the risk factors discussed in “Part I, Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and from time to time in the Company’s other filings with the SEC.

Contact:

investors@lazydays.com